                                   EXHIBIT 4.5

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                              FADAA LIMITED WAIVER

     This FADAA LIMITED WAIVER (this "Limited Waiver") is dated as of November 12, 1999 and is entered into in relation to that certain Funding Agents' Disbursement and Administration Agreement dated as of November 14, 1997 (as amended from time to time, the "FADAA") by and among Las Vegas Sands, Inc., ("LVSI"), Venetian Casino Resort, LLC ("VCR"), and Grand Canal Shops Mall Construction, LLC ("GCCLLC" and collectively, the "Company"), Sheldon G. Adelson, The Bank of Nova Scotia, as the Bank Agent (in such capacity, the "Bank Agent"), First Trust National Association, as Mortgage Notes Indenture Trustee, Salomon Brothers Realty Corp. ("SBRC"), successor-in-interest to GMAC Commercial Mortgage Corporation ("GMACCM"), as the Interim Mall Lender, Atlantic-Pacific Las Vegas, LLC, as the HVAC Provider, and the Bank of Nova Scotia, as Disbursement Agent (in such capacity, the "Disbursement Agent"). All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the FADAA. This agreement shall constitute a Limited Waiver, which shall be (i) limited in all respects precisely as set forth below, (ii) shall be conditioned upon satisfaction of each of the conditions set forth in Section 4 hereof and
(iii) shall constitute an agreement of the parties executing this document as to the agreements set forth herein.

                                    RECITALS

     WHEREAS, Disbursement Agent and the Funding Agents believe that certain Events of Default and Potential Events of Default, as set forth on Schedule 1 hereto, exist as of the date hereof;

     WHEREAS, pursuant to Section 4.4 of the Intercreditor Agreement, the Bank Agent and the Interim Mall Lender may waive defaults under the FADAA without the consent of the other Credit Parties;

     WHEREAS, pursuant to Section 1.1(e) of that certain Consent and Agreement (HVAC Agreements) (the "HVAC Consent") dated November 14, 1997 by and between the HVAC Provider and VCR, the Bank Agent and the Interim Mall Lender may waive defaults under the FADAA without the consent of the other Credit Parties;

     WHEREAS, the Company desires that Disbursement Agent, the Bank Agent and SBRC, as Interim Mall Lender, waive those certain Events of Default and Potential Events of Default set forth on Schedule 1 hereto (if and to the extent such defaults exist on the date hereof) so that Mall Release and Completion may occur on or before the Outside Completion Deadline and so that an Advance can be made on the Mall Release Date and/or Completion Date; and

     WHEREAS, the Disbursement Agent, the Bank Agent and SBRC, as the Interim Mall Lender, agree to waive such Events of Default and Potential Events of Default, all upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. WAIVER

     Subject to the terms and conditions and in reliance on the representations, warranties and covenants of the Company set forth herein, Disbursement Agent, Bank Agent and SBRC, as the Interim Mall Lender, pursuant to Section 4.4 of the Intercreditor Agreement and Section 1.1(e) of the HVAC Consent, hereby (i) waive each of the Events of Default and Potential Events of Default set forth on
Schedule 1 attached hereto (if and to the extent such defaults exist on the date hereof) to the extent and for the period expressly set forth therein, (ii) waive the requirement that the Company provide a Preliminary Funding Request and a Preliminary Notice of Funding Request in connection with the Advance to be made on the Mall Release Date and/or the Completion Date and (iii) waive the requirement that the Company provide a Construction Manager's Certificate in connection with the Advance to be made on the Completion Date and each subsequent Advance made while the Construction Litigation (as hereinafter defined) is ongoing.

Section 2. LIMITATION ON WAIVER

     The waivers contained in this Limited Waiver shall be limited in all respects precisely as set forth below and in Schedule 1 and nothing contained herein shall be deemed to:

     (a) constitute a waiver of (i) compliance by the Company with respect to any term, provision or condition of the FADAA or any other instrument or agreement referred to therein except as expressly set forth in Schedule 1 or (ii) any Event of Default or Potential Event of Default, except as expressly set forth on Schedule 1;

     (b) constitute a waiver of any of the Mall Release Conditions or any of the conditions for Completion or extend the time for satisfaction of such conditions;

     (c) prejudice any right or remedy that Disbursement Agent, Bank Agent or SBRC or any other Funding Agent or the Tranche A Take Out Lender may now or in the future have (except to the extent such right or remedy was based upon a default that will not exist after giving effect to this Limited Waiver) under or in connection with the FADAA or any other instrument or agreement referred to therein or delivered thereunder including, without limitation, the Tranche A Take Out Loan Commitment Agreement as amended by the Mall Agreement (as defined below) and the Tri-Party Agreement (as defined in the Tranche A Take Out Loan Commitment Agreement, as each of the same may have been amended by that certain Multi-Party Agreement Regarding Grand Canal Shops Mall, Las Vegas, Nevada dated as of September 30, 1999 (the "Mall Agreement")); or

     (d) constitute a waiver of any term, provision or condition of the Tranche A Take Out Loan Commitment Agreement as amended by the Mall Agreement or the Tri-Party Agreement, as amended by the Mall Agreement (including, without limitation, the satisfaction of all Mall Release Conditions).

     Except as expressly set forth herein, the terms, provisions and conditions of the FADAA and the other Operative Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 3. REPRESENTATIONS AND WARRANTIES

          (a) In order to induce Disbursement Agent, Bank Agent and SBRC to enter into this Limited Waiver and provide the waivers and agreements provided herein, each of VCR, LVSI and GCCLLC represents and warrants to Disbursement Agent, GMACCM and each Funding Agent that the following statements are true, correct and complete as of the date hereof and as of the date the conditions set forth in Section 4 are satisfied:

               (1) each of VCR, LVSI and GCCLLC has all requisite corporate or limited liability company power and authority to enter into this Limited Waiver and to carry out the transactions contemplated hereby, and perform its obligations hereunder;

               (2) the execution and delivery of this Limited Waiver by VCR, LVSI and GCCLLC and the performance of their obligations hereunder have been duly authorized by all necessary corporate action on the part of VCR, LVSI and GCCLLC;

               (3) the execution and delivery by VCR, LVSI and GCCLLC of this Limited Waiver and the performance by VCR, LVSI and GCCLLC of this Limited Waiver do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Mall or the Project or to VCR, LVSI, GCCLLC or any of their Affiliates, the organizational documents of VCR, LVSI or GCCLLC or any of their Affiliates or any order, judgment or decree of any court or other agency of government binding on the Mall, the Project, VCR, LVSI or GCCLLC or any of their Affiliates, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of VCR, LVSI or GCCLLC or any of their Affiliates or which binds the Mall or the Project, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of VCR, LVSI or GCCLLC or any of their Affiliates, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of VCR, LVSI or GCCLLC or any of their Affiliates;

          (4) the execution and delivery by VCR, LVSI and GCCLLC of this Limited Waiver and the performance by VCR, LVSI and GCCLLC of this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body;

          (5) this Limited Waiver has been duly executed and delivered by VCR, LVSI and GCCLLC and constitutes the legally valid and binding obligations of VCR, LVSI and GCCLLC, enforceable against VCR, LVSI and GCCLLC in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

          (6) the representations and warranties contained in Article 4 of the FADAA are and will be true, correct and complete in all material respects on and as of the date hereof and on the date the conditions in Section 4 hereof are satisfied to the same extent as though made on and as of that date, except (i) to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and (ii) with respect to the matters described on Schedule 1;

          (7) the Remaining Costs are accurately reflected on that certain chart previously delivered to the Disbursement Agent and attached hereto as Exhibit A;

          (8) the schedule to achieve Completion previously delivered to the Disbursement Agent and attached hereto as Exhibit B is accurate and true;

          (9) the litigation arising out of the lawsuit filed by the Company against the Construction Manager in United States District Court for the District of Nevada and the countersuit filed by the Construction Manager against the Company and any other pending lawsuit, action, claim or lien arising out of or relating to the construction of the Mall or the Project (the "Construction Litigation"), including any claim made or lien filed by Construction Manager or any contractor or subcontractor, and any judgment or settlement amount owed by the Company to the Construction Manager or any contractor or subcontractor or to the bonding company insuring over any Lien as a result of the Construction Litigation (such amount, the "Additional Contingent Claims") can not reasonably be expected to have, when taken in the aggregate, a Material Adverse Effect;

          (10) the status summary of the Construction Litigation attached hereto as Exhibit C is true and correct in all material respects as of the date hereof;

          (11) the Company has sufficient Available Funds such that Available Funds will equal or exceed Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost;

          (12) the Project is free of all Liens and encumbrances other than Permitted Liens;

          (13) no Events of Default or Potential Events of Default under the FADAA exist or are continuing (other than those Events of Default and Potential Events of Default set forth on Schedule 1);

          (14) there are no defaults beyond any applicable grace or cure period with respect to any financing secured by the Sands Expo and Convention Center;

          (15) The Master Leases referred to in Section 8 hereof to be entered into between VCR and GCCLLC contain terms which are not less favorable to VCR and its Subsidiaries than would be obtainable in an arm's length transaction, including economic terms consistent with the current rental market for comparable space in Las Vegas, Nevada;

          (16) each of the Opening Conditions has been satisfied;

          (17) GCCLLC and its successors and assigns have no obligation to Frontier Insurance Company or any other person or entity under any indemnification or reimbursement agreement, except as set forth in Section 6(i) hereof, with respect to any surety bond; and

          (l8) The obligation for payment, indemnification or reimbursement under each surety bond that the Company has acquired in respect of any Lien is unsecured.

     (b) In order to induce Disbursement Agent, Bank Agent and SBRC to enter into this Limited Waiver and provide the waivers and agreements provided herein, Adelson represents and warrants to Disbursement Agent, GMACCM and each Funding Agent that the following statements are true, correct and complete as of the date hereof and as of the date the conditions set forth in Section 4 are satisfied:

          (1) All governmental authorizations and actions necessary in connection with the execution and delivery by Adelson of this Limited Waiver and the performance of his obligations hereunder have been obtained or performed and remain valid and in full force and effect;

          (2) This Limited Waiver has been duly executed and delivered by Adelson and constitutes the legal, valid and binding obligation of Adelson, enforceable against Adelson (and Adelson's heirs, executors, administrations, legal representatives, successors and assigns) in accordance with the terms of this Limited Waiver, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity;

          (3) The execution, delivery and performance of this Limited Waiver (i) do not and will not contravene any law, rule, regulation, order, judgment or decree applicable to or binding on the Mall or the Project or Adelson or any of his assets or properties; (ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Adelson is a party or by which Adelson or any of his assets or properties may be bound or affected or which binds the Mall or the Project; (iii) do not and will not require the consent of any Person under existing law or agreement which has not already been obtained and
     (iv) do not and will not result in or require the creation of any Lien upon the Project or the Mall;

          (4) There is no pending or, to the best of Adelson's knowledge, threatened action or proceeding affecting Adelson, the Mall or the Project before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Adelson or the ability of Adelson to perform his obligations under this Limited Waiver;

          (5) Adelson possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for him to own his properties, conduct his businesses and perform his obligations under this Limited Waiver; and

          (6) Adelson has complied with the terms and conditions of that certain Subordination and Intercreditor Agreement (Trade Claims) (the "Adelson Subordination Agreement"), the form of which is attached hereto as Exhibit E, with respect to Adelson Trade Claims (as defined in the Adelson Subordination Agreement).

Section 4. CONDITIONS TO EFFECTIVENESS

     Section 1 and Section 8 of this Limited Waiver shall become effective only upon satisfaction of each of the following conditions precedent on or before the Outside Completion Deadline:

          (a) execution and delivery to Disbursement Agent of waivers of all presently uncured defaults and events of default under each of (i) the Bank Credit Agreement, (ii) the Interim Mall Credit Agreement and (iii) that certain Term Loan and Security Agreement dated as of December 22, 1997 by and among LVSI, VCR, the lenders named therein, BancBoston Leasing Inc. and General Electric Capital Corporation (collectively, the "Facility Waivers"), each substantially in the form of Exhibit D-1, D-2 or D-3 hereto as applicable;

          (b) the Company shall have caused the Project to become free of all Liens and encumbrances other than Permitted Liens, and the Title Insurer shall have issued endorsements insuring that the Project is free of all Liens and encumbrances other than Permitted Liens to all parties entitled to such endorsements under the FADAA;

          (c) the Unallocated Contingency Balance shall equal or exceed the Required Minimum Contingency and Available Funds shall equal or exceed Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost (it being understood that the Disbursement Agent may rely on the certificates set forth in (d) and (e) below in making such determination);

          (d) Company shall have certified to the Disbursement Agent, GMACCM and each Funding Agent, in form and substance acceptable to Disbursement Agent and Construction Consultant, that (i) the schedule to achieve Completion attached hereto as Exhibit B is accurate and complete and all conditions for Completion will be satisfied by November 12, 1999 and (ii) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency and Available Funds equal or exceed Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost and such certification shall set forth in detail the derivation of all such figures and calculations (setting forth in detail the sources for payment of all Remaining Costs and the sources of Available Funds);

          (e) The Construction Consultant shall have certified to the Disbursement Agent and each Funding Agent, in form and substance acceptable to Disbursement Agent, that (i) the schedule to achieve Completion attached hereto as Exhibit B is reasonable and all conditions for Completion may be satisfied by November 12, 1999 and (ii) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency and Available Funds equals or exceeds Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost and such certification shall set forth in detail the derivation of all such figures and calculations (setting forth in detail the sources for payment of all Remaining Costs and the sources of Available Funds);

          (f) The Company shall have made the payment of principal and interest in respect of the Mortgage Notes and the Subordinated Notes due on November 15, 1999 in full;

          (g) Delivery to the Disbursement Agent of an estoppel certificate from the HVAC Provider in form and substance satisfactory to the Disbursement Agent, stating that, as of the date of such certificate, (i) there are no uncured defaults, nor is the HVAC Provider aware of any condition or state of events that with the passage of time may result in a default, by the Company under the HVAC Services Agreement, the Construction Agency Agreement or the HVAC Ground Lease and (ii) that such agreements remain in full force and effect;

          (h) Delivery to the Disbursement Agent of an opinion or opinions of counsel to the Company in form and substance reasonably acceptable to the Disbursement Agent;

          (i) Delivery to the Disbursement Agent of a letter from the bonding company, in the form agreed to by the parties to this Limited Waiver confirming that bonds have been issued with respect to all mechanics liens arising out of the Construction Litigation that have not been discharged of record prior to the Completion Date, that such bonds are irrevocable and in full force and effect and that all premiums required thereunder have been paid by the Company;

          (j) Each of the Mall-related accounts described in Section 6(h) hereto have been established;

          (k) The Company has delivered all certificates and documentation required under the Mortgage Notes Indenture to the Mortgage Notes Indenture Trustee and under Section 7.10 of the Bank Credit Agreement to the Bank Agent so that VCR may enter into the Master Leases (as hereinafter defined) and for the Mortgage Notes Indenture Trustee and Bank Agent to enter into the non-disturbance agreements contemplated by Section 8 hereof;

          (l) all Opening Conditions shall have been satisfied; and

          (m) No Events of Default or Potential Events of Default (other than those set forth on Schedule 1) shall exist or be continuing.

     Notwithstanding the foregoing, if an Advance is made on or after the date hereof, Section 1, Section 6, Section 7 and Section 8 shall become immediately effective (provided that this Limited Waiver has been executed and delivered by each of the parties hereto and the Bank Agent has received Requisite Lender Consent), provided, however, that such effectiveness shall not be deemed a waiver of the conditions set forth above for any other purpose or under any other agreement.

Section 5. DEFAULT

     The failure to comply with any covenant hereunder by Adelson or the Company shall constitute an Event of Default under this Limited Waiver and an Event of Default under the FADAA, subject to applicable cure, notice and grace periods.

Section 6. CERTAIN ADDITIONAL AGREEMENTS OF COMPANY AND ADELSON

          (a) The Company agrees that it shall not directly or indirectly make any payment to or for the benefit of Adelson until the Additional Contingent Claims shall be finally determined and paid in full except for
     (i) payments made pursuant to and as permitted by the Adelson Subordination Agreement (a complete list of which claims that have been purchased by Adelson pursuant to the Adelson Subordination Agreement is attached hereto as Schedule 2); (ii) payments made in respect of Adelson's taxes, salary and as reimbursement for reasonable expenses, in each case if and to the extent permitted under the Facility Agreements; and (iii) payments made to Affiliates that are required under the Cooperation Agreement or any other arm's-length agreement entered into with any Affiliate, provided that

                                                                  --------
     nothing contained herein shall be deemed to permit any such payment to Adelson if such payment shall be otherwise prohibited or restricted hereunder or under any other agreement or document.

          (b) For the benefit of the parties to the FADAA, Interim Mall Lender and any successors thereto (prior to and after the Mall Release Date) and Mall I LLC, or any other future owner of the Mall and such owner's secured lenders, Tranche A Take Out Lender, its borrowers and any successors or assigns thereof (and all such parties are third party beneficiaries hereof), Borrowers and Adelson each agree that if (i) a court, arbitrator or mediator shall finally determine (i.e., such determination shall not be subject to appeal), or the Company shall agree with the Construction Manager that, any work heretofore performed on the Project and/or the Mall consists entirely or in part of Scope Changes, and (ii) the payment of the Additional Contingent Claim arising out of such Scope Change will cause
     Remaining Costs to exceed Available Funds or the Required Minimum Contingency to exceed the Unallocated Contingency Balance or the amount of funds on deposit in the Mall Retainage/Punchlist Account to be less than 125% of the Mall Punchlist Completion Amount (provided that when
                                                   --------
     calculating the amount of funds that are required to be on deposit in the Mall Retainage/Punchlist Account pursuant to Section 5.9.1(b) of the FADAA, the Additional Mall Completion Amount (as defined below) shall be added to the Mall Punchlist Completion Amount), then (x) the Company agrees to comply with (1) the requirements of Section 5.9.2 of the FADAA and/or amend the Project Budget in accordance with Section 6.4.1 of the FADAA so that, after giving effect to the proposed Scope Change, the Available Funds will equal or exceed Remaining Costs and the Unallocated Contingency Balance shall equal or exceed the Required Minimum Contingency (provided, however,

                                                             --------   -------
     that any amounts on deposit in the Guaranty Deposit Account up to $25,000,000 shall be disregarded for purposes of calculating Available Funds and the Unallocated Contingency Balance) and (2) the requirements of
     Section 5.9.1(b) of the FADAA, provided that when calculating the amount of

     -------- funds the Company is required to deposit in the Mall Retainage/Punchlist Account pursuant to Section 5.9.1(b) of the FADAA, there shall be added to the Mall Punchlist Completion Amount the amount of the Additional Contingent Claim to the extent attributable to any such Scope Change and allocable to the Mall and all costs related thereto (such additional amount, the "Additional Mall Completion Amount"); and (y) if the Company shall fail to comply with its obligations under clause (x) above then Adelson will, (1) immediately deposit funds into the Mall Retainage/Punchlist Account in the amount necessary for the Company to satisfy its obligations under clause (x)(2) above and (2) pursuant to
     Section 2(d) of the Adelson Completion Guaranty, promptly upon request therefor from the Disbursement Agent, deposit into the Guaranty Deposit Account sufficient funds such that immediately thereafter Available Funds will equal or exceed the Remaining Costs and the Unallocated Contingency Balance shall equal or exceed the Required Minimum Contingency (provided, however, that any amounts on deposit in the Guaranty Deposit Account up to $25,000,000 shall be disregarded for purposes of calculating Available Funds and the Unallocated Contingency Balance, but amounts deposited in the Mall Retainage/Punchlist Account pursuant to clause (x)(2) or (y)(1) above may be so counted). Adelson and the Company hereby agree that if, pursuant to a settlement of the Construction Litigation, the Company agrees to pay for work previously performed in excess of the Guaranteed Maximum Price under the Construction Management Agreement, such work shall constitute Scope Changes for purposes of this Limited Waiver if and to the extent the Construction Consultant shall determine that such work may properly be classified as a Scope Change. The parties hereto agree that the Construction Consultant shall, to the extent not already done so, be engaged by such parties, at the Company's expense, to determine the fair and just allocation between the Mall and the rest of the Project of the amount of the Additional Contingent Claim to the extent attributable to any such Scope Changes and the parties hereto and theirs successors and assigns shall be bound by such allocation for the purposes of this Section 6(b).

          (c) For the benefit of the parties to the FADAA, Interim Mall Lender and any successors thereto (prior to and after the Mall Release Date) and Mall I LLC, or any other future owner of the Mall and such owner's secured lenders, Tranche A Take Out Lender, its borrowers and any successors or assigns thereof (and all such parties are third party beneficiaries hereof), Adelson hereby agrees that the Liability Cap set forth in the Adelson Completion Guaranty shall not be applicable with respect to his guaranty of the Company's obligations in respect of Scope Changes, as more particularly set forth in the Adelson Completion Guaranty and in clause (b) above;

          (d) For the benefit of the parties to the FADAA, Interim Mall Lender and any successors thereto (prior to and after the Mall Release Date) and Mall I LLC, or any other future owner of the Mall and such owner's secured lenders, Tranche A Take Out Lender, its borrowers and any successors or assigns thereof (and all such parties are third party beneficiaries hereof), Adelson hereby waives his right under the Adelson Completion Guaranty to request the Disbursement Agent release funds on deposit in the Guaranty Deposit Account to Adelson or as Adelson directs until the Final Completion Date;

          (e) For the benefit of the parties to the FADAA, Interim Mall Lender and any successors thereto (prior to and after the Mall Release Date) and Mall I LLC, or any other future owner of the Mall and such owner's secured lenders, Tranche A Take Out Lender, its borrowers and any successors or assigns thereof (and all such parties are third party beneficiaries hereof), Adelson hereby confirms and ratifies the Adelson Completion Guaranty and acknowledges that it shall remain in full force and effect (except to the extent modified hereby) until the Final Completion Date;

          (f) The Company and Adelson agree to comply with the terms and conditions of the Adelson Subordination Agreement and of any other agreement referred to in the FADAA, this Limited Waiver or the agreements contemplated thereby to which they may be a party; and

          (g) Adelson hereby ratifies and reaffirms his obligation under the Tranche B Takeout Commitment and the Tranche B Guaranty and Security Documents (as defined in the Interim Mall Credit Agreement) and all other documents and agreements to which he is a party entered into in connection with the Interim Mall Loan and agrees that nothing herein shall affect such obligations.

          (h) In connection with a delegation of duties to GMACCM by Disbursement Agent pursuant to Section 9.3.5 of the FADAA as provided below, on or before the Mall Release Date, for the benefit of the parties to the FADAA, Interim Mall Lender and any successors thereto (prior to and after Mall Release Date) and Tranche A Take Out Lender, Mall I LLC shall establish with GMACCM, (i) the Mall Leasing Commissions Reserve Account and the Mall Tenant Improvements Reserve Account and the Disbursement Agent shall on the Mall Release Date transfer the respective amounts allocated in the Project Budget to the "mall leasing commissions reserve" and "mall tenants improvements reserve" line items into such accounts, respectively, and Interim Mall Lender shall be entitled to a first priority lien on such accounts; and (ii) the Mall Retainage/Punchlist Account and Disbursement Agent shall deposit funds in such account as provided in Section 2.10(d) of the FADAA and Interim Mall Lender shall be entitled to a first priority lien on such account. GMACCM shall hold the funds in the Mall
     Retainage/Punchlist Account in accordance with the Mall Escrow Agreement which shall provide that (x) GMACCM shall be the escrowee thereunder; (y) GMACCM shall disburse to Disbursement Agent funds in amounts requested by Disbursement Agent to pay amounts payable from the Mall Retainage/Punchlist Account solely for Mall Punchlist Items in accordance with the terms of the FADAA (including Sections 2.10(e) and 2.12(b) thereof), provided that

                                                                  --------
     Disbursement Agent certifies in writing to GMACCM that the amount so requested is the amount payable from the Mall Retainage/Punchlist Account solely for Mall Punchlist Items in accordance with the terms of the FADAA (it being understood that in making such certification the Disbursement Agent may rely on all duly executed applicable certificates from the Company and the Construction Consultant to the extent permitted under the FADAA) and all conditions to disbursement set forth in the FADAA, including without limitation, the conditions set forth in Section 3.2 and the provision from the other funding sources contemplated therein of their appropriate respective funding shares with respect to any such advance have been satisfied, or will be satisfied, concurrently with disbursement; and
     (z) at the time of the funding of the Tranche A Take Out Loan, GMACCM shall transfer the amounts in all of the foregoing accounts and shall assign its rights and obligations as escrowee under the Mall Escrow Agreement thereafter arising to the Tranche A Take Out Lender who shall have a first priority security interest on all such accounts. The establishment of the accounts referenced in clauses (i) and (ii) above with GMACCM in lieu of the Disbursement Agent is being done at the request of the Disbursement Agent pursuant to Section 9.3.5 of the FADAA. The obligations of the Disbursement Agent or the Company under the FADAA shall not be modified except as specifically provided herein. Disbursement Agent acknowledges and agrees that after transfer of the funds as provided in Section 2.10(d), it shall have no rights or interest in or control over such accounts. The parties understand and agree that the term "Mall I LLC" as used in Section
     11.20 of the FADAA shall include the New Mall Subsidiary being formed as set forth in the Mall Agreement.

          (i) If any Additional Contingent Claim shall be paid directly by the Company to Construction Manager, any contractor, or any subcontractor, including any payment to the bonding company or the Title Insurer that has issued a surety bond or title insurance policy with respect to the Lien relating thereto (each an "Additional Contingent Claimant") and notwithstanding that GCCLLC, VCR and LVSI, may or may not be jointly and/or severally liable to such Additional Contingent Claimant for reimbursement of the Additional Contingent Claim, Construction Consultant shall allocate in a fair and just manner the proportion of such Additional Contingent
     Claim that shall be paid by VCR and LVSI, and their respective successors and assigns on the one hand (the "Hotel Casino Party") and GCCLLC, and its successors and assigns to ownership of the Mall, on the other hand (the "Mall Party"). In the event that the Hotel/Casino Party or the Mall Party objects to such allocations, the parties shall jointly select another independent third party consultant reasonably acceptable to each of the mortgage lenders for such parties to make such allocation. For the benefit of the parties to the FADAA, Interim Mall Lender and any successors thereto (prior to and after the Mall Release Date) and Mall I LLC, or any other future owner of the Mall and such owner's secured lenders, Tranche A Take Out Lender, its borrowers and any successors or assigns thereof (and all such parties are third party beneficiaries hereof), each of VCR, LVSI and GCCLLC and their respective successors and assigns agree that they shall be bound by such allocations. Payments of such Additional Contingent Claims shall be made by the Disbursement Agent from the then Available Funds in accordance with the FADAA. To the extent such Available Funds are insufficient to pay such Additional Contingent Claims, each party shall promptly make payment of its allocated share of the balance due to the Additional Contingent Claimant with respect to the Additional Contingent Claim. If the Company does not make payment of any Additional Contingent Claim directly to an Additional Contingent Claimant but instead the Company or Sheldon Adelson deposits into one or more Accounts funds pursuant to
     Section 6(b) hereof, the Disbursement Agent shall make such payment in accordance with the terms of the FADAA and this Limited Waiver and Interim Mall Lender and any successors thereto (prior to and after the Mall Release
     Date), and Tranche A Take Out Loan Lender, its successors and assigns and any other secured lender with respect to the Mall are third party beneficiaries hereof.

          (j) Nothing set forth in this Section 6 is intended to limit any obligation of the Company or Adelson under any Operative Documents, including, without limitation, its obligations under Article 5 and Article 6 of the of the FADAA.

Section 7. ACKNOWLEDGMENT REGARDING COSTS, FEES AND EXPENSES

     Company hereby acknowledges that all reasonable costs, fees and expenses as described in Section 11.15 of the FADAA incurred by Disbursement Agent, GMACCM, each Funding Agent, the Construction Consultant and their counsel with respect to this Limited Waiver and the documents and transactions contemplated hereby shall be for the account of the Company, and the Company hereby agrees that all such amounts, and any other amounts due and owing to such parties on the Mall Release Date and/or the Completion Date, shall be paid out of the Advance made in connection with the occurrence of the Mall Release Date and Completion.

Section 8. CONSENT AND AGREEMENT REGARDING CERTAIN LEASES

     (a) GCCLLC has heretofore entered into a lease with CR Las Vegas, LLC ("Canyon Ranch Lease") and (together with VCR) a lease with Las Vegas Lutece Corp., a Nevada corporation (the "Restaurant Lease")(collectively, the "Joint Property Leases") each of which affects a portion of the Mall and a portion of the Project outside of the Mall that is owned by VCR. Company and GCCLLC agree that on or before the Mall Release Date, VCR will assign its interest in the Restaurant Lease to GCCLLC, VCR and GCCLLC shall execute and/or deliver, as appropriate, a master lease with respect to each Joint Property Lease (collectively, the "Master Leases") from VCR demising to GCCLLC the portion of the premises demised in each Joint Property Lease that is outside the Mall on market terms, a memorandum of the Canyon Ranch Master Lease in recordable form and a subordination of each Joint Property Lease to each Master Lease, all in form and substance reasonably acceptable to the parties hereto and GMACCM. The Company further agrees that it shall obtain on or before the Mall Release Date a non-disturbance agreement from the holders of all fee deeds of trust affecting the Project (other than the Mall), with respect to each Master Lease in each case, as shall be in form and substance based upon the documents executed in connection with the Billboard Lease and Billboard Master Lease conformed to the terms of each Joint Property Lease and satisfactory to the parties hereto and thereto, GMACCM, SBRC and the Tranche A Take Out Lender, all in their reasonable discretion. The Company and GCLLC agree that, upon the occurrence of the Mall Release Date, GCCLLC shall assign and transfer all of its right, title and interest in each Master Lease to Mall I LLC and Mall I LLC shall assume such interest from and after the Mall Release Date, in the same manner as applicable to the Billboard Master Lease as provided in the Sale and Contribution Agreement.

     (b) The Disbursement Agent, the Bank Agent and the Interim Mall Lender hereby consent to the consummation of the transactions described in this Section 8 in accordance with and subject to the terms and conditions described herein.

     (c) The Company and Adelson shall cause the parties to the Cooperation Agreement to enter into an amendment thereto on or before December 15, 1999 which shall provide for separation of the premises demised under the Canyon Ranch Lease in a similar manner provided for the Additional Billboard Premises and the Billboard Premises in Article XVI of the Cooperation Agreement, and such amendment shall be acceptable to each of the Funding Agents, GMACCM and the Tranche A Take Out Lender in their reasonable discretion. The Company and Adelson shall use commercially reasonable efforts to cause the holder of any deed of trust encumbering property subject to the Cooperation Agreement to subordinate its lien to such amendment.

Section 9. GOVERNING LAW

     THIS LIMITED WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 10. COUNTERPARTS; EFFECTIVENESS

     This Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts so executed and delivered shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature are physically attached to the same document. This Limited Waiver (other than the provisions of Section 1) shall become effective upon the execution of a counterpart hereof by each of the parties hereto; provided that Bank Agent shall not be deemed to have executed this Limited Waiver until it has received the written approval of Requisite Lenders (as defined in the Bank Credit Agreement).

            [The remainder of this page is intentionally left blank.]

                  THE BANK OF NOVA SCOTIA, as Bank Agent and Disbursement Agent


                  By:/s/ A. Pendergast

                     ---------------------------------------
                           Name: A. Pendergast
                            Title: Managing Director

                  SALOMON BROTHERS REALTY CORP., as Interim Mall Lender

                  By: GMAC COMMERCIAL MORTGAGE CORPORATION, as its agent


                  By:/s/ Vacys Garbonkus

                     --------------------------------------
                              Name: Vacys Garbonkus

                          Title: Senior Vice President

                  VENETIAN CASINO RESORT, LLC, a Nevada
                  limited liability company

                  By:  Las Vegas Sands, Inc., its managing member

                  By:/s/ David Friedman

                     -------------------------------------
                           Name: David Friedman
                           Title: Secretary

                  LAS VEGAS SANDS, INC., a Nevada corporation


                  By:/s/ David Friedman

                     ------------------------------------
                           Name: David Friedman
                           Title: Secretary

                  GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability company


                  By: Venetian Casino Resort, LLC, its member

                  By: Las Vegas Sands, Inc., its managing member

                  By:/s/ David Friedman

                     -----------------------------------
                           Name: David Friedman
                           Title: Secretary

                  SHELDON G. ADELSON
                     /s/Sheldon G. Adelson

                     -----------------------------------

                                   SCHEDULE 1

                              EVENTS OF DEFAULT AND

                           POTENTIAL EVENTS OF DEFAULT

  1. The Company's failure to satisfy each of the Opening Conditions on or before May 24, 1999;

  2. The occurrence of an "Event of Default" on or prior to the date hereof under any of the other financial documents set forth in Section 7.1.1 of the FADAA, provided that such "Event of Default" has been cured or waived pursuant to one of the Facility Waivers as of the date hereof;

  3.     The  Company's  failure to  "demonstrate  balancing" as required by
         Section 7.1.2 of the FADAA at any time prior to the date hereof;

  4.     The  Company's  "inability  to deliver  certificates"  pursuant to
         Section  7.1.3 of the FADAA at any time prior to the date hereof;

  5. Failure of the Company to have extended the Outside Completion Deadline in a timely manner;

  6. The failure to remove any Liens resulting from the Construction Litigation that are not Permitted Liens in a timely manner, provided that all Liens have been removed or bonded over as of the date hereof and continue to be bonded over until removed of record (the waiver shall be effective with respect to any Lien that has been and continues to be bonded and insured over by the Title Insurer, notwithstanding the Company's failure to complete the legal procedure for having such Lien removed of record as of the Completion Date).